EXHIBIT

MORGAN STANLEY DEAN WITTER U.S. GOVERNMENET MONEY MARKET
TRUST


Sub-Item

77P	Information Required to be Filed Pursuant to
Existing Exemptive Orders

(A)		Statement Pursuant to Exemptive Order (ICA
Release No. 12207)
		Pertaining to Amortized Cost Pricing

No action was taken during the period pursuant to condition 2 (c) of the above-captioned Order.